Exhibit 10(dddd.1)

ATTORNEY-IN-FACT AGREEMENT

This Attorney-in-Fact Agreement (this “Agreement”) is made and entered into by and between Pennsylvania Physicians Reciprocal Insurers (the “Exchange”), a reciprocal insurance exchange organized under Article X of the Insurance Company Law of the Commonwealth of Pennsylvania with its principal office located at 2 North Second Street, 7th Floor, Harrisburg, PA, and Physicians Reciprocal Managers, Inc. (the “Company”), a Pennsylvania corporation with its principal office located at 2 North Second Street, 7th Floor, Harrisburg, PA.

WITNESSETH:

WHEREAS, the subscribers will, pursuant to subscriber agreements, appoint the Company to act as their Attorney-in-Fact with power to exchange reciprocal insurance contracts among the subscribers to the Exchange and to manage and conduct the business of the Exchange; and

WHEREAS, the Company and the Exchange desire to set forth the terms and conditions upon which the Company will accept its appointment as Attorney-in-Fact for the subscribers to exchange their reciprocal insurance contracts and to manage and conduct the business of the Exchange;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Company and the Exchange agree as follows:

1.   Acceptance of Appointment as Attorney-in-Fact. The Company hereby accepts its appointment as Attorney-in-Fact in subscriber agreements to be executed by subscribers to the Exchange and agrees, as Attorney-in-Fact, to exchange reciprocal insurance contracts among the subscribers as provided in the subscriber agreements.

2.   Management Services. The Company agrees to provide sufficient personnel and supplies so that it can perform or provide for the performance of all necessary and appropriate management services to the Exchange. It is understood that all such management services shall be performed in accordance with such policies and standards as may be established from time to time by the Attorney-in-Fact, as well as in accordance with sound insurance and actuarial practices and procedures and any applicable laws. Those management services include, without limitation by reason of specification, the following functions:

2.1    The administration and management of the day-to-day insurance business of the Exchange including, without limitation, underwriting and the administration of claims;

2.2    The underwriting of applications for insurance, including passing upon the desirability of risks, the issuance of premium quotes and policies or binders, all in accordance with sound insurance underwriting guidelines and practices established by the Company;

2.3    The establishment and maintenance for the Exchange of complete and accurate records of all reciprocal insurance contracts exchanged by the Exchange, as well as all financial and business records, consistent with sound business practices and in compliance with regulatory requirements; the supervision of outside consultants and professionals retained at the expense of the Exchange to provide all accounting, actuarial and auditing services, including, but not limited to the establishment and monitoring of loss reserves, compiling financial statements and the preparation of all reports required by governmental and nongovernmental regulatory and supervisory authorities;

2.4    The collection, receipt and processing of all funds received as payments of insurance premiums, contributions to surplus and other receipts of the Exchange, and the timely deposit of all such funds in a bank or banks in the name of the Exchange; the maintenance of all funds of the Exchange and the investment of the Exchange’s investable assets in accordance with the advice or instructions of any investment advisors retained by the Attorney-in-Fact on behalf of the Exchange;

2.5    The placement of reinsurance, the payment of reinsurance premiums at the expense of the Exchange, the maintenance of all records in connection with such reinsurance, and the taking of all actions or the making of any claims required or permitted by such reinsurance;

2.6    The provision and maintenance, including through a third party claims administrator, of claims supervision and facilities for the timely processing of all claims, notices and proofs of loss against the Exchange and for the timely payment of claims on behalf of and at the expense of the Exchange, including the employment of personnel to handle claims on behalf of the Exchange, it being understood that all unallocated claims expenses shall be borne by the Attorney-in-Fact and all allocated claims expenses shall be borne by the Exchange. Allocated and unallocated claims expenses shall have the meanings assigned thereto in the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual;

2.7    The retention of investment advisors for and on behalf of the Exchange at the expense of the Exchange;

2.8    The preparation of promotional material for and on behalf of the Exchange;

2.9    The monitoring of the legal affairs of the Exchange, including the making of required filings with the Insurance Department of the Commonwealth of Pennsylvania and all other governmental authorities having jurisdiction over the Exchange;

2.10   The appointment, supervision and termination of agents on behalf of the Exchange, and the payment to them of commissions at the expense of the Exchange, for insurance coverages placed with the Exchange in such amounts as shall be determined by the Attorney-in-Fact;

2.11   The commencement and defense, at the expense of the Exchange, of legal and administrative proceedings brought by or against the Exchange including acceptance of service of process on behalf of the Exchange, entering legal appearances on behalf of the Exchange and the compromise, prosecution, defense and settlement of losses and claims; and

2.12   The taking of all such other actions and things as the Attorney-in-Fact shall determine to be necessary, convenient, advisable, or proper in order to discharge properly and in good faith the responsibilities and duties of the Attorney-in-Fact under the Declaration of Organization of the Exchange and this Attorney-in-Fact Agreement.

3.   Management Fee. As compensation for the management services to be performed by the Company as Attorney-in-Fact on behalf of the Exchange as set forth in Section 2 hereof, the Exchange agrees that the Company shall retain a percentage of the Exchange’s gross direct written premiums, less return premiums, not to exceed 21% (the “Retention Percentage”), and that, in consideration thereof, the Company shall pay all costs of providing such management services including, without limitation by reason of specification, the salaries and benefit expenses of the Company’s employees, rent and other occupancy expenses, supplies and data processing.

4.   Payment of Expenses of Exchange. The Company, on behalf of the Exchange, shall utilize the funds of the Exchange to pay all of the expenses of the Exchange including, without limitation by reason of specification, losses, allocated loss adjustment expenses, commissions to producers, investment expenses, damages, legal expenses, court costs, taxes, assessments, license fees, the fees of attorneys, actuaries, accountants and investment and other advisors, governmental fines and penalties, the establishment and maintenance of loss and unearned premium reserves and surplus, reinsurance premiums and costs, audit fees, and guaranty fund assessments.

5.   Records; Right to Audit. The Company shall keep sufficient records for the express purpose of recording therein the nature and details of the management services and financial transactions undertaken for the Exchange pursuant to this Attorney-in-Fact Agreement. All books and records maintained by the Company that pertain to the management services performed by the Company as Attorney-in-Fact for the subscribers to the Exchange pursuant to this Agreement shall be owned by the Company, but such books and records shall be maintained in a fiduciary capacity for the Exchange. The Exchange, and any regulatory authority having jurisdiction over the Exchange, shall have the right to examine and audit, at the offices of the Company, at all reasonable times, all books and records of the Company that pertain to the management services performed by the Company as Attorney-in-Fact for the subscribers to the Exchange pursuant to this Agreement. This right of examination and audit shall survive the termination of this Agreement and shall remain in effect for so long as either the Company or the Exchange has any rights or obligations under this Agreement.

6.   Term and Termination. This Agreement shall become effective as of the effective date of the approval of the Declaration of Organization of the Exchange and shall continue in effect for an indefinite term thereafter, subject only to the right of the Exchange and the Company to terminate this Agreement by mutual agreement.

7.   Arbitration. In the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, the Company and the Exchange agree that any dispute or difference of opinion shall be submitted to arbitration before a panel of three arbitrators, each of whom shall be an active or retired disinterested officer of a property and casualty insurance company. One such arbitrator shall be chosen by the Company, one such arbitrator shall be chosen by the Exchange and the third arbitrator shall be chosen by the other two arbitrators. In the event any party hereto refuses or neglects to appoint an arbitrator within 60 days after the other party requests it to do so, or if the two arbitrators selected by the Company and the Exchange fail to agree upon a third arbitrator within 30 days of the appointment of the second arbitrator to be appointed, such arbitrator or arbitrators, as the case may be, shall, upon the application of any party, be appointed by the Philadelphia office of the American Arbitration Association and the arbitrators shall thereupon proceed. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the majority of the arbitrators shall be final and binding on all parties. Each party shall bear the expense of its own arbitrator and shall bear one-half of the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place in Philadelphia, Pennsylvania unless otherwise agreed by the parties hereto.

8.   Indemnification.

(a)    The Exchange shall indemnify, defend and hold harmless the Company and each director, officer, employee, member of an advisory committee, if any and agent thereof (each an “Indemnified Party”), from and against all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any reasonable legal fees and expenses or other expenses for investigation and defending any actions or threatened actions) incurred by such Indemnified Party as a result of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Exchange, relating to or arising out of the services provided by the Company hereunder, except to the extent the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted the willful misconduct or recklessness of the Indemnified Party. The foregoing indemnification right shall be in addition to the indemnification provided for in the Exchange’s Declaration of Organization (the “Declaration”) as filed with the Pennsylvania Insurance Department and such indemnification provision is hereby made a part of and incorporated into this Agreement and can be enforced hereunder.

(b)    The Exchange shall pay expenses incurred by an Indemnified Party in defending any action or proceeding referred to in this Section 8 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Exchange.

(c)    As soon as practicable after receipt by any Indemnified Party of notice of the commencement of any action, suit or proceeding specified in Section 8(a), such person shall, if a claim with respect thereto may be made against the Exchange under this Section 8, notify the Exchange in writing of the commencement or the threat thereof; however, the omission to so notify the Exchange shall not relieve the Exchange of any liability under this Section 8 unless the Exchange shall have been prejudiced thereby or from any other liability which it may have to such person other than under this Section 8. With respect to any such action as to which such person notifies the Exchange of the commencement or threat thereof, the Exchange may participate therein at its own expense and, except as otherwise provided herein to the extent that it desires, the Exchange, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Exchange to the reasonable satisfaction of such person. After notice from the Exchange to such person of its election to assume the defense, the Exchange shall not be liable to such person under this Section 8 for any legal or other expenses subsequently incurred by such person in connection with the defense thereof otherwise than as provided herein. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from the Exchange of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of counsel by such person shall have been authorized by the Exchange, (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Exchange and such person in the conduct of the defense of such proceeding or (iii) the Exchange shall not in fact have employed counsel to assume the defense of any proceeding brought by or on behalf of the Exchange or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under this Section 8 is not paid or made by the Exchange, or on its behalf, within 90 days after a written claim for indemnification has been received by the Exchange, such person may, at any time thereafter, bring suit against the Exchange to recover the unpaid amount of the claim. The right to indemnification and the right to advancement of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Exchange. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Exchange.

(d)    Additional Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under any bylaw, agreement, contract or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Exchange that indemnification of, and advancement of expenses to, an Indemnified Party shall be made to the fullest extent permitted by law. To this end, the provisions of this Section 8 shall be deemed to have been amended for the benefit of an Indemnified Party effective immediately upon any modification of the BCL or the Pennsylvania Insurance Company Law or any modifications or adoption of any other law that expands or enlarges the power or obligation of companies governed by the BCL to indemnify or advance expenses to any Indemnified Party, including directors and officers of the Attorney-in-Fact.

9.   Miscellaneous.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

(b)    The Company is authorized, at the Company’s expense, from time to time in its discretion to contract with others for the performance of the management services the Company has agreed to provide to the Exchange under this Agreement, provided, however, that the Company shall remain responsible to the Exchange for the proper and timely performance of all management services contemplated by this Agreement.

(c)    The headings in this Agreement are for convenience of reference only, and should not be referred to in connection with the interpretation of this Agreement.

(d)    This Agreement may not be amended or supplemented except by means of a written agreement executed on behalf of each of the parties to this Agreement.

(e)    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any one or more of the provisions or a portion of any of the provisions of this Agreement shall be deemed to be contrary to law, invalid, illegal, unenforceable or unreasonable in any respect by any governmental authority, court of law or arbitrator having competent jurisdiction over the subject matter of and over the parties to this Agreement, the remaining provisions, portions of such provisions or reasonable scope of such provisions shall be severable and enforceable in accordance with their terms.

(f)    No failure on the part of any party to this Agreement to exercise any right or remedy under this Agreement, and no delay on the part of any party to this Agreement in exercising any right or remedy under this Agreement, shall constitute a wavier of such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or of any other right or remedy.

(g)    No party to this Agreement may assign any of its rights or delegate any of its obligations under this agreement by contract, operation of law or otherwise without the prior written consent of the other party. This Agreement shall be binding upon and except as otherwise provided in this Agreement, shall inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns, if any.

(h)    This Agreement may be executed in counterparts, including by means of telefaxed signatures, each of which shall constitute an original and all of which, when taken together, shall constitute the Agreement.

(i)    In the event that any provision of this Agreement is inconsistent with any provision of the Declaration, the Declaration’s subject provision shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Attorney-in-Fact Agreement on the day and year first above written by the undersigned thereunto duly authorized.

PHYSICIANS RECIPROCAL MANAGERS, INC.

By:	/s/ Anthony J. Bonomo

PENNSYLVANIA PHYSICIANS RECIPROCAL INSURERS
BY IT'S ATTORNEY-IN-FACT, PHYSICIANS RECIPROCAL MANAGERS, INC.
By:	/s/ Gerald Dolman